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                                                                    Exhibit 99.1


CONTACT:
Justine E. Koenigsberg
Director, Corporate Communications
(617) 349-0271

FOR IMMEDIATE RELEASE

              TKT AND AVENTIS RECEIVE RECOMMENDATION FOR MARKETING
                    APPROVAL OF DYNEPO(TM) IN EUROPEAN UNION

CAMBRIDGE, MA, DECEMBER 12, 2001 -- Transkaryotic Therapies, Inc. (Nasdaq:
TKTX) today announced that the Committee for Proprietary Medicinal Products of the European Agency for the Evaluation of Medicinal Products has issued a positive opinion recommending approval of Dynepo(TM) (epoetin delta). Dynepo, which is being developed with Aventis Pharma, is a human erythropoietin for the treatment of anemia associated with renal disease. The CPMP recommendation for approval will be forwarded to the European Commission for final marketing authorization. If approved by the European Commission, Aventis will be responsible for the marketing and distribution of Dynepo in the fifteen countries of the European Union.

"We are pleased that our efforts with this clinical program have been recognized. The CPMP's opinion allows us to move closer to making Dynepo available as a treatment option for patients with anemia," said Helen Critchley, Ph.D., Vice President, International Regulatory Affairs. "This recommendation comes as a result of the hard work and cooperation of many people at both TKT and Aventis."

TKT and Aventis are currently involved in litigation with both Amgen Inc. and Kirin-Amgen, Inc. in regard to Dynepo. In April 2001, the High Court of Justice in the United Kingdom ruled that one of four claims of a patent asserted by Kirin-Amgen was infringed by TKT and Aventis in a separate patent suit involving Dynepo. TKT and Aventis have filed an appeal in the case. The companies' ability to market Dynepo will be dependent upon the outcome of the appeal proceeding.

Erythropoietin is a hormone that stimulates the production of red blood cells and is used primarily as a treatment for anemia associated with kidney disease or cancer chemotherapy. Dynepo is a human erythropoietin product produced using TKT's proprietary gene activation technology. Dynepo has been tested in over 1400 dialysis and pre-dialysis patients as a treatment for anemia of renal failure. A Phase III study is ongoing to test Dynepo for anemia associated with cancer chemotherapy.

                                   -- more --


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Transkaryotic Therapies, Inc.
CPMP Recommends Approval of Dynepo
December 12, 2001
Page 2

ABOUT TKT

Transkaryotic Therapies, Inc. (TKT) is a biopharmaceutical company dedicated to the development and commercialization of products based on its three proprietary development platforms: Niche Protein(R) products, Gene-Activated(R) proteins, and gene therapy. The Company's Niche Protein product platform is based on protein replacement for the treatment of lysosomal storage disorders, a group of rare genetic diseases characterized by the absence of certain metabolic enzymes. TKT's gene activation technology is a proprietary approach to the large-scale production of therapeutic proteins, which does not require the cloning of genes and their subsequent insertion into non-human cell lines. The Company's gene therapy technology, known as Transkaryotic Therapy(TM), is focused on the commercialization of non-viral, EX VIVO gene therapy products for the long-term treatment of chronic protein deficiency states.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. ANY STATEMENTS CONTAINED HEREIN THAT ARE NOT STATEMENTS OF HISTORICAL FACT MAY BE DEEMED TO BE FORWARD-LOOKING STATEMENTS. WITHOUT LIMITING THE FOREGOING, THE WORDS, "BELIEVES," "ANTICIPATES," "PLANS," "EXPECTS," "ESTIMATES," "INTENDS," "SHOULD," "COULD," "WILL," "MAY," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THERE ARE A NUMBER OF IMPORTANT FACTORS THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED BY SUCH FORWARD-LOOKING STATEMENTS WHICH ARE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2001 WHICH IS ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION AND INCORPORATED HEREIN BY REFERENCE. THESE INCLUDE, WITHOUT LIMITATION, THE FOLLOWING: (1) WHETHER ANY OF THE COMPANY'S NICHE PROTEIN, GENE-ACTIVATED PROTEIN, OR GENE THERAPY PRODUCT CANDIDATES WILL ADVANCE IN THE CLINICAL TRIAL PROCESS, (2) WHETHER SUCH CLINICAL TRIALS WILL PROCEED IN A TIMELY MANNER, (3) WHETHER THE CLINICAL TRIAL RESULTS WILL WARRANT CONTINUED PRODUCT DEVELOPMENT, (4) WHETHER THE REQUIRED REGULATORY FILINGS, SUCH AS INVESTIGATIONAL NEW DRUG APPLICATIONS AND BIOLOGICS LICENSE APPLICATIONS, ARE MADE IN A TIMELY MANNER, (5) WHETHER THE COMPANY'S PRODUCTS WILL RECEIVE APPROVAL FROM THE U.S. FOOD AND DRUG ADMINISTRATION OR EQUIVALENT FOREIGN REGULATORY AGENCIES, (6) IF SUCH PRODUCTS RECEIVE APPROVAL, WHETHER THEY WILL BE SUCCESSFULLY DISTRIBUTED AND MARKETED, (7) WHETHER PATENT LITIGATION IN WHICH THE COMPANY IS INVOLVED OR MAY BECOME INVOLVED ARE RESOLVED IN A MANNER ADVERSE TO THE COMPANY, (8) THE EFFECTS OF COMPETITIVE PRODUCTS ON THE COMPANY'S PROPOSED PRODUCTS, AND (9) THE COMPANY'S DEPENDENCE ON THIRD PARTIES, INCLUDING COLLABORATORS, MANUFACTURERS AND DISTRIBUTORS. IN ADDITION, ANY FORWARD-LOOKING STATEMENTS REPRESENT THE COMPANY'S EXPECTATIONS ONLY AS OF THE DATE HEREOF AND SHOULD NOT BE RELIED UPON AS REPRESENTING THE COMPANY'S EXPECTATIONS AS OF ANY SUBSEQUENT DATE. WHILE THE COMPANY MAY ELECT TO UPDATE FORWARD-LOOKING STATEMENTS AT SOME POINT IN THE FUTURE, THE COMPANY SPECIFICALLY DISCLAIMS ANY OBLIGATION TO DO SO, EVEN IF ITS EXPECTATIONS CHANGE.


GENE-ACTIVATED(R), NICHE PROTEIN(R), AND TKT(R) ARE REGISTERED TRADEMARKS AND TKT(TM) AND TRANSKARYOTIC THERAPY(TM) ARE TRADEMARKS OF TRANSKARYOTIC THERAPIES, INC. DYNEPO(TM) IS A TRADEMARK OF AVENTIS PHARMA.

PLEASE VISIT OUR WEB SITE AT WWW.TKTX.COM FOR ADDITIONAL INFORMATION ABOUT TRANSKARYOTIC THERAPIES, INC.

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